EXHIBIT 99.1
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                                  ============
                                  NEWS RELEASE
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NORTH AMERICAN GALVANIZING & COATINGS, INC.
2250 EAST 73RD STREET    SUITE 300   TULSA, OK 74136
(918) 494-0964     FAX: (918) 494-3999

FOR IMMEDIATE RELEASE     Contact: Beth B. Hood     Phone: (918) 524-1512


                      NORTH AMERICAN GALVANIZING & COATINGS
                      -------------------------------------
                         ANNOUNCES THIRD QUARTER RESULTS
                         -------------------------------

TULSA, OKLAHOMA, OCTOBER 31, 2005 - North American Galvanizing & Coatings, Inc. (AMEX: NGA) announced today that sales for the third quarter ended September 30, 2005 were $12,687,000, up 36% from sales of $9,348,000 for the third quarter a year ago. The Company reported third-quarter 2005 net earnings of $179,000, or $.02 per share fully diluted, compared to net earnings of $229,000, or $.03 per share fully diluted, for the third quarter of 2004.

Sales for the three-months and nine-months ended September 30, 2005 increased 36% and 28%, respectively, over the prior year due primarily to contribution from the Canton, Ohio galvanizing facility that was purchased February 28, 2005. Same plant revenues for the third quarter and first nine months improved 13% and 8%, respectively, over the same periods in 2004. North American Galvanizing's existing plants experienced slow demand in the first two months of this year. A general increase in demand from fabricators led to a positive trend in existing plant revenues continuing into the second and third quarters of 2005. Operating income increased to $588,000 for third quarter 2005 from $567,000 in third quarter 2004.

Higher zinc and natural gas costs resulted in a decrease in gross profit percentage. The impact of year over year higher costs on the third quarter was a decrease in margin of 3.1% and on the nine-month period ended September 30, a decrease in margin of 2.9%. "Due to higher raw material and energy costs, customer pricing was increased during September," said Ronald J. Evans, president and chief executive officer. "The full impact of the adjustment in selling price is not expected to be reflected in gross profit until the fourth quarter."

"Both revenue and expenses were affected by a five day unplanned shutdown at our Houston plant due to hurricane Katrina. As the hurricane approached, the evacuation and safety of our employees was our primary concern," Evans added. The plant is again operating under normal conditions.

Selling, general and administrative expenses for the three-months and nine-months ended September 30, 2005 were 14.0% and 15.0% of sales, respectively, compared to 14.7% and 16.1% of sales for the three-months and nine-months ended September 30, 2004. Forty-four percent of the $408,000 increase for the third quarter 2005 over prior year is due to selling, general and administrative costs related to the Canton, Ohio galvanizing facility acquired in early 2005, forty percent due to legal fees related to the Lake River lawsuit, and sixteen percent due to higher group health costs.

Cash provided by operating activities increased to $4,230,000 for the nine-months ended September 30, 2005, compared to $1,417,000 for the same 2004 period. The company's investment of $4,200,000 to purchase the Canton, Ohio galvanizing plant during the first quarter of 2005 was financed primarily by debt; however, due to strong operating cash flow, debt levels at September 30, 2005 were even with the levels at September 30, 2004. Interest expense for the third quarter period increased from $198,000 in 2004 to $285,000 in 2005 due to higher interest rates.
                                    - MORE -

North American Galvanizing is a leading provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Canton, Ohio; Denver, Hurst (Dallas/Forth Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot-dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.

CAUTIONARY STATEMENT. This press release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. securities laws, including, but not limited to, statements made concerning the purchase of assets from Gregory Industries, Inc. and the financial impacts thereof. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include the risk factors described in the Company's SEC filings including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.


           NORTH AMERICAN GALVANIZING & COATINGS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND COMPREHENSIVE INCOME (UNAUDITED)

                                                     THREE MONTHS ENDED        NINE MONTHS ENDED
                                                        SEPTEMBER 30              SEPTEMBER 30
                                                  -----------------------   -----------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)      2005         2004         2005         2004
---------------------------------------------------------------------------------------------------
SALES                                             $   12,687   $    9,348   $   34,768   $   27,239
     Cost of sales                                     9,721        6,725       26,254       19,365
     Selling, general & administrative expenses        1,778        1,370        5,209        4,387
     Depreciation expense                                600          686        1,865        2,068
                                                  ----------   ----------   ----------   ----------
TOTAL COSTS AND EXPENSES                              12,099        8,781       33,328       25,820
                                                  ----------   ----------   ----------   ----------

OPERATING INCOME                                         588          567        1,440        1,419
     Interest expense, net                               285          198          788          565
     Other income                                         --           --           --          (25)
                                                  ----------   ----------   ----------   ----------

Income before income taxes                               303          369          652          879

     Income tax expense                                  124          140          262          334
                                                  ----------   ----------   ----------   ----------

NET INCOME                                        $      179   $      229   $      390   $      545
                                                  ----------   ----------   ----------   ----------
OTHER COMPREHENSIVE INCOME (LOSS)

Unrealized holding gain on investment                     --           --           --           12
Less: reclassification adjustment for realized
      gain included in net income                         --           --           --          (18)
                                                  ----------   ----------   ----------   ----------

OTHER COMPREHENSIVE INCOME (LOSS)                 $       --   $       --   $       --   $       (6)
                                                  ----------   ----------   ----------   ----------

COMPREHENSIVE INCOME                              $      179   $      229   $      390   $      539
                                                  ----------   ----------   ----------   ----------
NET INCOME PER COMMON SHARE
Net Income:
     Basic                                        $     0.03   $     0.03   $     0.06   $     0.08
     Diluted                                      $     0.02   $     0.03   $     0.05   $     0.07